UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Joint Venture Contract with ZCM

On February 14, 2014, SES Asia Technologies Limited, an indirect subsidiary of Synthesis Energy Systems, Inc. (“SES”), entered into a Joint Venture Contract (the “JV Contract”) with Zhangjiagang Chemical Machinery Co., Ltd. (“ZCM”) to form SES-ZCM Clean Energy Technologies Limited (the “Joint Venture”). The purpose of the Joint Venture is to establish the SES gasification technology as the leading gasification technology in the Joint Venture territory (which is initially China, Indonesia, the Philippines, Vietnam, Mongolia and Malaysia) by becoming a leading provider of proprietary equipment for the technology. The scope of the Joint Venture is to market and license the SES gasification technology via project sublicenses; procurement and sale of proprietary equipment and services; coal testing; and engineering, procurement and research and development related to the technology. ZCM is contributing RMB 100,000,000 (approximately USD$16.5 million) in cash to the Joint Venture, and will own approximately 65% of the Joint Venture, and SES is contributing an exclusive license to use of its technology in the Joint Venture territory pursuant to the terms of a Technology Usage and Contribution Agreement entered into among the Joint Venture, ZCM and SES (the “TUCA”) on the same date, and will own approximately 35% of the Joint Venture (as described in more detail below).

The Joint Venture will be managed by a board of directors (the “Board”) consisting of five directors, three appointed by ZCM and two appointed by SES. Certain acts as described in the JV Contract require the unanimous approval of the Board. If the Board becomes deadlocked on any issue, it will be resolved through binding arbitration in Shanghai. Each of ZCM and SES also has the right to appoint a supervisor, which will supervise the management of the Joint Venture, including through (i) inspecting accounting records, vouchers, books and statements of the Joint Venture; (ii) supervising the actions of directors and management; and (iii) attending meetings of the Board to raise questions or suggestions regarding matters to be resolved by the Board. The general manager, which will serve as the principal executive of the Joint Venture, will be appointed by ZCM. Certain other members of management will be appointed by SES.

Under the JV Contract, neither party may transfer their interests in the Joint Venture without first offering such interests to the other party. Notwithstanding this, SES has the right until 30 days after the first project sublicense is entered into by the Joint Venture to transfer 5% of its interest to a financial investor. If SES elects not to transfer such 5% interest during that period, ZCM is required to purchase such interest from SES for RMB 10,000,000.

The JV Contract also includes a non-competition provision which requires that the JV be the exclusive legal entity within the Joint Venture territory for the marketing and sale of any gasification technology or related equipment that utilizes low quality coal feedstock. Notwithstanding this, ZCM has the right to manufacture and sell gasification equipment outside the scope of the Joint Venture within the Joint Venture territory. In addition, SES has the right to develop and invest equity in projects outside of the Joint Venture within the Joint Venture territory. After the termination of the Joint Venture, ZCM must obtain written consent from SES for the market development of any gasification technology that utilizes feedstock in the Joint Venture territory.

The JV Contract may be terminated upon, among other things, (i) a material breach of the JV Contract which is not cured, (ii) a violation of the TUCA, (iii) the failure to obtain positive net income within 24 months of establishing the Joint Venture or (iv) mutual agreement of the parties.

The JV Contract will take full effect upon approval from Chinese authorities, which are expected to be completed within the next 60 to 90 days, and satisfaction of other conditions precedent.

Technology Usage and Contribution Agreement

Pursuant to the TUCA, SES will contribute to the Joint Venture the exclusive right to the SES gasification technology in the Joint Venture territory, including the right to: (i) grant site specific project sub-licenses to third parties; (ii) use the SES marks for proprietary equipment and services; (iii) engineer and/or design processes that utilize the SES technology or other SES intellectual property; (iv) provide engineering and design services for joint venture projects and (v) take over the development of projects in the Joint Venture territory that have previously been developed by SES and its Affiliates.

The Joint Venture will be the exclusive operational entity for business relating to the SES technology in the Joint Venture Territory. If the Joint Venture loses exclusivity due to an SES breach, ZCM is to be compensated for direct losses and all lost project profits. SES will also provide training for technical personnel of the Joint Venture through the second anniversary of the establishment of the Joint Venture. SES will also provide a review of engineering works for the Joint Venture. If modifications are suggested by SES and not made, the Joint Venture bears the liability resulting from such failure. If SES suggests modifications and there is still liability resulting from the engineering work, it is the liability of SES.

Any party making, whether patentable or not, improvements relating to the SES technology after the establishment of the Joint Venture, grants to the other Party an irrevocable, non-exclusive, royalty free right to use or license such improvements and agrees to make such improvements available to SES free of charge. All such improvements shall become part of the SES technology and both parties shall have the same rights, licenses and obligations with respect to the improvement as contemplated by the TUCA.

The Joint Venture will form an Intellectual Property Committee, with two representatives from the Joint Venture and two from SES. The committee shall review all improvements and protection measures and recommend actions to be taken by the Joint Venture in furtherance thereof. Notwithstanding this, each party is entitled to take actions on its own to protect intellectual property rights.

Any breach of or default under the TUCA which is not cured on notice entitles the non-breaching party to terminate. The parties can suspend performance of the TUCA in the event of a dispute if the dispute poses a significant adverse impact on performance. The Joint Venture indemnifies SES for misuse of the SES technology or infringement of the SES technology upon rights of any third party.

The TUCA will become effective upon effectiveness of the JV Contract.

The foregoing descriptions are qualified in its entirety by reference to the full text of the JV Contract and the TUCA which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 8.01	Other Events.

On February 14, 2014, the Company issued a press release announcing the execution of the JV Contract and the TUCA. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1 Joint Venture Contract between Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document. ++

*10.2 Technology Usage and Contribution Agreement among SES-ZCM Clean Energy Technologies Limited, Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document. ++

*99.1 Press Release dated February 14, 2014.

* Filed herewith.

++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: February 14, 2014	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*10.1 Joint Venture Contract between Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document. ++

*10.2 Technology Usage and Contribution Agreement among SES-ZCM Clean Energy Technologies Limited, Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document. ++

*99.1 Press Release dated February 14, 2014.

* Filed herewith.

++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.